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                                                                     EXHIBIT 5.1


Bartlit Beck Herman Palenchar & Scott
511 Sixteenth Street, Suite 700
Denver, Colorado  80202

February 26, 1997



Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado  80202

        Re:     Common Stock of Titanium Metals Corporation

Ladies and Gentlemen:

        We have examined Registration Statement on Form S-1 No. 333-18829, together with all amendments thereto (the "Registration Statement"), filed by Titanium Metals Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,025,000 6 5/8% Convertible Preferred Securities of TIMET Capital Trust I, $201,250,000 Convertible Junior Subordinated Debentures of the Company, the Convertible Preferred Securities Guarantee of the Company, and up to 5,161,305 shares of the Company's common stock, $.01 par value per share (the "Shares"). We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the securities described above.

        Based upon the foregoing, we are of the opinion that; when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the resolutions of the Company's Board of Directors (and any authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities to be obtained, the securities described above will, when sold, be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                     Very truly yours,



                                     /s/ Bartlit Beck Herman Palenchar & Scott